UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2014

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07 Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of shareholders at the 2014 Annual Meeting are set forth below.

1. Each of the director nominees listed below were elected for one-year terms expiring in 2015:

	Votes For	Withheld	Broker Non-Votes
Douglas R. Conant	343,899,253	16,295,889	21,058,790
W. Don Cornwell	303,277,744	56,917,397	21,058,790
V. Ann Hailey	310,568,244	49,626,918	21,058,790
Nancy Killefer	355,012,725	5,182,417	21,058,790
Maria Elena Lagomasino	291,475,689	68,719,453	21,058,790
Sara Mathew	355,159,755	5,035,387	21,058,790
Sherilyn S. McCoy	354,608,806	5,586,336	21,058,790
Charles H. Noski	355,238,510	4,956,632	21,058,790
Gary M. Rodkin	298,396,564	61,798,578	21,058,790
Paula Stern	300,934,032	59,261,110	21,058,790

2. The advisory vote on executive compensation was approved:

Votes For	Votes Against	Abstentions	Broker Non-Votes
200,655,040	148,538,399	11,001,800	21,058,790

3. The appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2014 was ratified:

Votes For	Votes Against	Abstentions
377,197,476	1,985,685	2,070,868

4. The shareholder proposal regarding prohibition of accelerated vesting of equity awards upon change in control was not approved:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,045,715	245,791,380	2,358,144	21,058,790

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5. The shareholder proposal requesting report on substituting safer alternatives in personal care products was not approved:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,138,382	300,394,019	9,662,838	21,058,790

(Page 3 of 4)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Jeff Benjamin
Name: Jeff Benjamin
Title: Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

Date: May 12, 2014

(Page 4 of 4)